EXHIBIT 16.1

CREASON & ASSOCIATES, P.L.L.C.
7170 S. Braden Ave., Suite 100
Tulsa, Oklahoma 74136

October 30, 2009

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: HealthSport, Inc.

Commission File Number: 000-23100

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by HealthSport, Inc. in Item 4.01 of its Form 8-K dated October 30, 2009, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Creason & Associates, P.L.L.C.

Creason & Associates, P.L.L.C.